                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         FRANK'S NURSERY & CRAFTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                         FRANK'S NURSERY & CRAFTS, INC.
                           580 KIRTS BLVD., SUITE 300
                              TROY, MICHIGAN 48084


Dear Stockholder:

         We invite you to attend the Annual Meeting of Stockholders of Frank's Nursery & Crafts, Inc. The meeting will be held on Monday, July 28, 2003 at 9:00 a.m. local time at the Embassy Suites Hotel, 850 Tower Drive, Troy, Michigan 48098.

         The meeting has been called for the purpose of electing five members of our Board of Directors.

         The accompanying Proxy Statement contains additional information and should be reviewed carefully by Stockholders. A copy of our Annual Report for the fiscal year ended January 26, 2003 is also enclosed.

         It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Stockholders may vote their shares by completing and mailing the enclosed proxy card in the return envelope or by casting their vote in person at the Annual Meeting.

         Your continued interest and participation in the affairs of Frank's Nursery & Crafts, Inc. are greatly appreciated.

                                   Sincerely,

                                   /S/ Bruce Dale

                                   Bruce Dale
                                   Chief Executive Officer


June 9, 2003

                         FRANK'S NURSERY & CRAFTS, INC.

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 28, 2003

                           ---------------------------

To the Stockholders of Frank's Nursery & Crafts, Inc.:

         Notice is hereby given that the 2003 Annual Meeting of Stockholders of Frank's Nursery & Crafts, Inc., a Delaware corporation (the "Company") will be held at the Embassy Suites Hotel, 850 Tower Drive, Troy, Michigan 48098 at 9:00 a.m. local time on July 28, 2003 for the following purposes:

         (1)      To elect five members of the Board of Directors; and

         (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on May 30, 2003 are entitled to receive notice of and to vote at the meeting and any adjournments thereof. Your vote is important. You can vote by marking, signing and dating your proxy card and returning it promptly in the enclosed envelope or by casting your vote in person at the Annual Meeting of Stockholders.


                                   By Order of the Board of Directors

                                   /S/ Michael McBride

                                   Michael McBride
                                   Vice President and Secretary

                         FRANK'S NURSERY & CRAFTS, INC.
                           580 KIRTS BLVD., SUITE 300
                              TROY, MICHIGAN 48084
                            ------------------------
                                 PROXY STATEMENT
                              --------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------
GENERAL

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Frank's Nursery & Crafts, Inc., a Delaware corporation (the "Company"). The proxies are being solicited for use at the 2003 Annual Meeting of Stockholders (the "Meeting") to be held at the Embassy Suites Hotel, Troy, Michigan 48098, at 9:00 a.m. local time on July 28, 2003. The Company expects that this proxy statement and accompanying proxy will be first sent or given on or about June 9, 2003 to holders (the "Stockholders") of shares of common stock, $0.001 par value, of the Company (the "Shares"). The Company's executive offices are located at 580 Kirts Boulevard, Suite 300, Troy, Michigan 48084. Stockholders of record at the close of business on May 30, 2003 (the "Record Date") will be entitled to vote at the Meeting.

         The affirmative vote of the holders of a plurality of the Shares present in person or represented by proxy at the Meeting and entitled to vote is required for approval of the election of directors, if a quorum is present and voting. Abstentions and broker non-votes are each included in the determination of the number of Shares present and voting for purposes of determining the presence of a quorum, but neither are counted in tabulations of the votes cast for purposes of determining whether a proposal has been approved.

         Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted FOR the election as directors of the nominees listed below. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice to the Company of its revocation. A Stockholder who attends the Meeting in person may, if such Stockholder wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given.

         As of the Record Date, 13,691,197 Shares were outstanding for purposes of voting at the Meeting. Each Share is entitled to one vote on all matters that may come before the Meeting.

                              ELECTION OF DIRECTORS

         At the Meeting, five Directors are to be elected for a one year term. It is intended that votes will be cast pursuant to proxies received from Stockholders of the Company FOR the nominees listed hereinafter, each of whom is presently a Director of the Company, unless contrary instructions are received.

         If for any reason any of the nominees becomes unavailable for election, the proxies solicited will be voted for such nominees as are selected by management. Management has no reason to believe that any of the nominees will not be available or will not serve if elected.

NOMINEES

         Set forth below is certain information with respect to each nominee.

         NAME                               AGE      POSITION                           DIRECTOR SINCE
         ----                               ---      --------                           --------------
         Bruce Dale                          55      Chief Executive Officer            April 2003
                                                     and Director
         Aaron J. Fleishaker                 42      Director                           May 2002
         Gerald Hellerman                    65      Director                           May 2002
         Joseph Nusim                        69      Director                           May 2002
         David M. Samber                     53      Chairman of the Board              May 2002

         BRUCE DALE is the Chief Executive Officer of the Company and has served in such position since April 2003. Prior to joining the Company, Mr. Dale was President of Aaron Brothers, a division of Michaels Stores, Inc. from 1995 to 2003.

         AARON J. FLEISHAKER is Executive Vice President of Kimco Realty Corporation, an affiliate of Kimco Realty Services, Inc. and Kimco Capital Corp., and has served in such position since February 2002. From July 1991 to February 2002, Mr. Fleishaker was Senior Vice President and General Counsel for Modell's Sporting Goods.

         GERALD HELLERMAN is the owner of Hellerman Associates, a financial and corporate consulting firm he established in 1993. Mr. Hellerman is also the President and a director of The Mexico Equity and Income Fund, Inc., a director of Innovative Clinical Solutions, Ltd. and Brantley Capital Corporation and the Chairman of the Board of MEVC Draper Fisher Jurveston Fund I, Inc.

         JOSEPH NUSIM is the Chairman of the Nusim Group, a retail consulting firm, and has served in such position since 1995. Mr. Nusim is Co-Chairman of the Board of Directors of Loehmann's Holdings, Inc., Co-Chairman of the Board of Directors of Woodworkers Warehouse, Inc. and a director of Odd Job Stores, Inc.

         DAVID M. SAMBER is the Chief Executive Officer of Kimco Select Investments, an affiliate of Kimco Realty Services, Inc. and Kimco Capital Corp., and has served in such position since 1997.

BOARD OF DIRECTORS MEETINGS

         The current Board of Directors began serving in May 2002 following the Company's emergence from bankruptcy. During the fiscal year ended January 26, 2003 (fiscal year 2002), the Board of Directors held four meetings. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which such Director served.

COMMITTEES OF THE BOARD OF DIRECTORS

         AUDIT COMMITTEE

         The Company has an Audit Committee that consists of three directors. Gerald Hellerman (Chairman), Aaron J. Fleishaker and David M. Samber are the current members of this committee. The Audit Committee's duties include the periodic review of the Company's financial statements, the recommendation to the Board of Directors of the engagement of the Company's independent certified public accountants, and review of the plans and results of the audit engagement with the independent accountants. The Audit Committee met four times during fiscal year 2002. Gerald Hellerman is considered an "independent director" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. Mr. Fleishaker and Mr. Samber are not considered independent directors due to their employment with Kimco Realty Corporation and Kimco Select Investments, respectively, affiliates of Kimco Realty Services, Inc, which, as of May 30, 2003, was the beneficial owner of 59.3% of the outstanding Shares.

         COMPENSATION COMMITTEE

         The Company has a Compensation Committee that consists of three Directors. David M. Samber (Chairman), Aaron J. Fleishaker and Joseph Nusim are the current members of this committee. The Compensation Committee's duties include reviewing all compensation arrangements of the Company with its officers and employees and considering changes and/or additions to such compensation arrangements. The Compensation Committee met once during fiscal year 2002.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is responsible to assist the Board in fulfilling its oversight responsibilities. The Audit Committee reviews the financial information provided to shareholders, the corporate accounting and financial reporting practices, the system of internal financial controls which management and the Board have established, and the audit process. The Board has adopted a written charter for the Audit Committee which sets out the roles and responsibilities of the committee. A copy of the Audit Committee charter is attached hereto as Appendix A.

         Management of the Company is responsible for the Company's system of internal control and the financial reporting process. As the Company's independent certified public accountants, Grant Thornton LLP are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing their report thereon. The Audit Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. The Audit Committee has discussed with Grant Thornton LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61. Grant Thornton LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with Grant Thornton LLP that firm's independence.

         Based on the review and discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for fiscal year 2002 for filing with the Securities and Exchange Commission.

                                   By the Audit Committee

                                   Gerald Hellerman, Chairman
                                   Aaron J. Fleishaker
                                   David M. Samber

COMPENSATION OF DIRECTORS

         The Company pays its outside directors (i.e., directors who are not employees of the Company or any firm that holds more than 1% of the total value of the Company's securities and who themselves own less than 1% of the total value of the Company's securities) an annual retainer of $12,000, plus $1,000 for each board meeting attended and $1,500 for each committee meeting attended. Each outside director also received an initial grant of options to acquire 25,000 Shares on September 12, 2002, and will receive an additional grant of options to acquire 5,000 Shares in each subsequent year of service as a director. The options granted on September 12, 2002 have an exercise price of $1.15 per Share, vest in three equal annual installments beginning on May 20, 2003, and expire on September 12, 2012. The Company reimburses each of its directors for normal and customary expenses incurred as a result of travel to and from board meetings.

         Mr. Hellerman and Mr. Nusim are considered outside directors, and Mr. Dale, Mr. Fleishaker and Mr. Samber are not considered outside directors, due to their employment by the Company, Kimco Realty Corporation and Kimco Select Investments, respectively. The only compensation received by Mr. Fleishaker and Mr. Samber from the Company is the reimbursement of normal and customary expenses incurred as a result of travel to and from board meetings.

PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information as to the beneficial ownership of the Shares as of May 30, 2003 by (1) any person or entity which is known to the Company to be the beneficial owner of more than 5% of the outstanding Shares, (2) each director and each executive officer named in the Summary Compensation Table below and (3) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the Company believes that the persons or entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                                                   PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                                 NUMBER OF SHARES              SHARES
------------------------                                                 ----------------              ------
GREATER THAN 5% STOCKHOLDERS:
     Kimco Realty Services, Inc. (1)                                         13,713,921                 59.4
     3333 New Hyde Park Road
     New Hyde Park, New York 11042

     Third Avenue Management LLC (2)                                          3,368,652                 22.2
     767 Third Avenue, 5th Floor
     New York, New York 10017

     Ramius Capital Group, LLC (3)                                            2,254,963                 16.5
     666 Third Avenue, 26th Floor
     New York, New York 10028

                                                                                                       PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                                 NUMBER OF SHARES                 SHARES
------------------------                                                 ----------------                 ------
     Cypress Merchant Banking Partners L.P. and                               908,000                      6.2
       Cypress Garden Ltd. (4)
     c/o The Cypress Group LLC
     65 East 55th Street, 19th Floor
     New York, New York 10022

     J. P. Morgan                                                             821,461                      6.0
     14201 Dallas Parkway
     Dallas, Texas 75254

DIRECTORS AND NAMED EXECUTIVE OFFICERS:
     Bruce Dale                                                                     0                        0
     Steven S. Fishman (5)                                                    913,058                      6.3
     Adam F. Szopinski (6)                                                     50,000                        *
     Larry T. Lakin (7)                                                             0                        0
     Aaron J. Fleishaker (8)                                                        0                        0
     Gerald Hellerman (9)                                                       8,333                        *
     Joseph Nusim (10)                                                         33,333                        *
     David M. Samber (11)                                                           0                        0
     All executive officers and directors as a group                          241,664                      1.7
      (10 persons) (12)

------------------
*        Less than 1%
(1)      Includes warrants to acquire 9,402,174 Shares.
(2) Includes 1,794,506 Shares held by Third Avenue Value Fund, 106,755 Shares held by Third Avenue Real Estate Value Fund and warrants to acquire 1,467,391 Shares issued to Third Avenue Trust.
(3) Includes 32,687 Shares held by SphinX Distressed (RCG Carpathia), Segregated Portfolio and 2,222,276 Shares held by RCG Carpathia Master Fund, Ltd.
(4)      Includes warrants to acquire 908,000 Shares.
(5) Includes options to acquire 913,058 Shares. Mr. Fishman resigned from the Company effective November 27, 2002.
(6)      Includes options to acquire 50,000 Shares.
(7)      Mr. Lakin resigned from the Company effective June 2002.
(8) Does not include any Shares beneficially owned by Kimco Realty Services, Inc. or its affiliates. Mr. Fleishaker is an Executive Vice President of Kimco Realty Corporation, the parent company of Kimco Realty Services, Inc.
(9)      Includes options to acquire 8,333 Shares.
(10)     Includes options to acquire 33,333 Shares.
(11) Does not include any Shares beneficially owned by Kimco Realty Services, Inc. or its affiliates. Mr. Samber is the Chief Executive Officer of Kimco Select Investments, an affiliate of Kimco Realty Services, Inc. Mr. Samber has a 10% interest in the Shares owned by Kimco Realty Services, Inc., but Mr. Samber does not have or share the power to vote or dispose of such Shares.
(12) Does not include any Shares held by former executive officers of the Company. Includes options to acquire 241,664 Shares.

CHANGE IN CONTROL DURING THE MOST RECENT FISCAL YEAR

         The Company was incorporated under the laws of the State of Delaware in April 2002 and is the successor to Frank's Nursery & Crafts, Inc., a Michigan corporation, which, with its parent company, FNC Holdings, Inc. (collectively, the "Debtors"), had filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in U.S. Bankruptcy Court in 2001. In conjunction with the Debtors' plan of reorganization, on May 20, 2002, Frank's Nursery & Crafts, Inc. merged into FNC Holdings Inc., and the surviving corporation changed its name to Frank's Nursery & Crafts, Inc. and was reincorporated in Delaware. As a result of the plan of reorganization, 20,000,000 Shares were reserved for distribution in respect of claims against the Debtors, and warrants to purchase 913,044 Shares at an exercise price of $1.38 per Share were issued to the old equity holders of FNC Holdings, Inc. Prior to the reorganization, the stockholders of FNC Holdings, Inc. were Cypress Merchant Banking Partners, L.P., Cypress Garden Ltd. and Joseph Baczko.

         As of May 30, 2003, the Company has made distributions to creditors of an aggregate of 13,691,197 Shares. A number of claims against the Company remain in the process of being resolved, and the remaining 6,308,803 Shares will be distributed to creditors whose claims are yet to be resolved if such claims are allowed or, once such claims are resolved, if some of such claims are disallowed, any remaining Shares will be distributed to creditors who have already been issued Shares, as all of the 20,000,000 Shares are to be distributed to holders of allowed claims. The table set forth above under the heading "Principal Stockholders" lists each person or entity known by the Company to beneficially own 5% or more of the Shares as of May 30, 2003.

EXECUTIVE OFFICERS

         Set forth below is certain information with respect to the executive officers of the Company, other than Bruce Dale, the Chief Executive Officer of the Company, for whom such information is set forth above.

NAME                                     AGE                            POSITION
----                                     ---                            --------

Adam F. Szopinski                         57          President and Chief Operating Officer
John A. Heidt                             43          Vice President, Store Operations
Kim Horner                                41          Senior Vice President, Merchandising and Marketing
Alan J. Minker                            43          Senior Vice President, Chief Financial Officer and
                                                      Treasurer
Keith A. Oreson                           46          Vice President, Human Resources

         ADAM F. SZOPINSKI is the President and Chief Operating Officer of the Company and has served in such position since April 1999. Mr. Szopinski was Executive Vice President, Chief Operating Officer and a director of the Company from December 1997 to April 1999. Prior to joining the Company, Mr. Szopinski was Vice President of Operations of Toys "R" Us International from 1989 until 1997.

         KIM HORNER is the Senior Vice President, Merchandising and Marketing of the Company and has served in such position since March 2002. Prior to joining the Company, Ms. Horner was Senior Vice President, General Merchandise Manager of Zany Brainy from February 1999 to March 2002 and Vice President, Divisional Merchandise Manager and Assistant to the Chief Executive Officer of Pamida Inc. from 1994 to 1999.

         JOHN A. HEIDT is the Vice President, Store Operations of the Company and has served in such position since January 1999. Prior to joining the Company, Mr. Heidt was Regional Vice President of

Lechters Housewares, Inc. from 1995 to 1999, after serving as Regional Manager and District Manager from 1992 to 1995.

         ALAN J. MINKER is the Senior Vice President, Chief Financial Officer and Treasurer of the Company and has served in such position since August 2002. Prior to joining the Company, Mr. Minker was Chief Financial Officer and Vice President of Finance and Human Resources of The Body Shop, Inc. -- North America from 1997 to 2002.

         KEITH A. ORESON is the Vice President, Human Resources of the Company and has served in such position since May 1998. Prior to joining the Company, Mr. Oreson was Senior Vice President of Aramark Corporation from 1993 to 1997.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table summarizes, for the fiscal years indicated, the compensation paid by the Company to the former Chief Executive Officer of the Company, the four other highest compensated executive officers in fiscal year 2002 and one former executive officer who, if he had been employed with the Company on January 26, 2003, would have been included among the Company's highest paid executive officers for fiscal year 2002.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION                  LONG TERM
                                                      -------------------                 COMPENSATION
                                                                                          ------------
                                                                                           SECURITIES
                                 FISCAL                                  OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR       SALARY          BONUS       COMPENSATION (1)   OPTIONS       COMPENSATION (2)
---------------------------       ----       ------          -----       ------------       -------       ------------
Steven S. Fishman (3)             2002      $507,692     $200,000 (4)       $44,053      1,826,117 (6)      $411,837 (7)
Former Chairman and               2001      $207,693     $200,000 (5)       $18,775            -            $  5,844
Chief Executive Officer

Adam F. Szopinski                 2002      $300,000     $150,000 (4)       $67,938        150,000          $ 24,797
President and                     2001      $350,766 (8)      -             $56,375            -            $ 29,414
Chief Operating Officer           2000      $300,000          -             $49,328            -            $ 11,254 (9)


Kim Horner                        2002      $199,038     $ 25,000 (5)       $89,219        100,000               -
Senior Vice President,
Merchandising and Marketing

John Heidt                        2002      $175,000     $ 28,000 (4)       $ 1,690        125,000               -
Vice President, Store             2001      $175,000     $ 42,000 (4)
Operations                        2000      $169,231          -

Keith Oreson                      2002      $162,500     $ 26,000 (4)           -          125,000               -
Vice President, Human Resources   2001      $162,500     $ 39,000 (4)
                                  2000      $160,729          -

Larry T. Lakin (10)               2002      $134,142     $180,000 (4)       $34,188            -            $315,222 (12)
Former Vice Chairman and          2001      $350,766 (11)     -             $45,877            -            $ 27,713
Chief Financial Officer           2000      $300,000          -             $46,933            -            $ 12,165

---------
(1) Represents living, moving and vehicle expenses paid by the Company including the tax effect.
(2) Except as otherwise noted, amounts reflect premiums and claims paid by the Company for health and life insurance coverage.
(3)      Mr. Fishman resigned from the Company effective November 27, 2002.
(4)      Amount shown reflects a prorated Key Employee Retention Program bonus.
(5)      Reflects a sign-on bonus.
(6) Includes options to acquire 913,059 Shares which were terminated pursuant to the terms of a Resignation and Release between the Company and Mr. Fishman.
(7) Includes $392,308 paid pursuant to the Resignation and Release between the Company and Mr. Fishman dated November 20, 2002.

(8)      Includes $50,000 as Co-Chief Executive Officer of the Company during
         2001.
(9) Includes the Company match under the Company's 401(k) plan on behalf of Mr. Szopinski of $3,461 for 2000.
(10)     Mr. Lakin resigned from the Company effective June 2002.
(11)     Includes $50,000 as Co-Chief Executive Officer of the Company during
         2001.
(12)     Includes $300,000 paid pursuant to the Company's Severance Plan.

OPTION GRANTS IN FISCAL YEAR 2002

         The following table provides details regarding stock options granted to the executive officers named in the above Summary Compensation Table in the last fiscal year.

                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL RATES OF
                                                                                             STOCK APPRECIATION
                                                                                              FOR OPTION TERM
                                                                                              ---------------
                            NUMBER OF        % OF TOTAL
                           SECURITIES       OPTIONS/SARS
                           UNDERLYING        GRANTED TO     EXERCISE OR
                          OPTIONS/SARS      EMPLOYEES IN     BASE PRICE    EXPIRATION
NAME                       GRANTED (#)       FISCAL YEAR       ($/SH)         DATE             5% ($)        10% ($)
----                       -----------       -----------       ------         ----             ------        -------
Steven Fishman (1)          1,826,117            75%           $1.15        7/29/03           $43,750        $87,500
Adam Szopinski (2)           150,000             6%            $1.15        9/12/12          $108,480       $274,920
Alan Minker (2)              100,000             4%            $1.15        9/12/12           $72,320       $183,280
Kim Horner (2)               100,000             4%            $1.15        9/12/12           $72,320       $183,280
John Heidt (2)               125,000             5%            $1.15        9/12/12           $90,400       $229,100
Keith Oreson (2)             125,000             5%            $1.15        9/12/12           $90,400       $229,100

---------
(1) These options were to have vested over two years, with 50% vested at September 12, 2002 and the remaining 50% on May 20, 2003. Pursuant to the terms of an agreement entered into on November 20, 2002 between the Company and Mr. Fishman, the options to acquire 913,058 Shares that vested on September 12, 2002 are exercisable only through July 29, 2003 and the remaining options to acquire 913,059 Shares terminated. See "Employment Agreements" below. The potential realizable value shown above reflects only the options which have not terminated and only for the term remaining through July 29, 2003.
(2) These options vest in three equal annual installments beginning on May 20, 2003.

         As of April 1, 2003, the Company granted Bruce Dale, the Company's Chief Executive Officer, a stock option under the Company's 2002 Stock Option Plan to purchase 1,000,000 Shares at a price of $0.80 per Share, which option vests in three equal annual installments beginning on April 1, 2004.

AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning stock options exercised during the last fiscal year by the executive officers named in the above Summary Compensation Table, as well as the value of unexercised options held by such persons on January 26, 2003, as measured in terms of the bid price for the Shares for the most recent trading day prior to that date, as quoted on the Over-the-Counter Bulletin Board ($1.15 per share).

                           SHARES                      NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED IN-THE-MONEY
                        ACQUIRED ON      VALUE       UNEXERCISED OPTIONS/SARS AT FY-END       OPTIONS/SARS AT FY-END ($)
NAME                    EXERCISE (#)   REALIZED ($)       EXERCISABLE/UNEXERCISABLE           EXERCISABLE/UNEXERCISABLE
----                    ------------   ------------       -------------------------           -------------------------
Steven Fishman               0             -                    913,058 / 0                              0/0
Adam Szopinski               0             -                    0 / 150,000                              0/0
Alan Minker                  0             -                    0 / 100,000                              0/0
Kim Horner                   0             -                    0 / 100,000                              0/0
John Heidt                   0             -                    0 / 125,000                              0/0
Keith Oreson                 0             -                    0 / 125,000                              0/0

2002 STOCK OPTION PLAN

         Pursuant to the plan of reorganization, the Company adopted its 2002 Stock Option Plan. The plan, which is administered by the Compensation Committee of the Company's Board of Directors, allows for the issuance of stock options to the Company's key employees and non-employee directors representing the right to acquire up to an aggregate of 3,652,174 Shares.

         The committee has the discretion to determine which key employees and non-employee directors receive options under the plan, the number of options granted to such participants and the grant date, vesting schedule and the expiration date of the options granted. The exercise price of the options granted under the plan also will be determined by the committee but will be not less than the fair market value of the underlying stock on the date of grant, if the option is intended to qualify as performance-based compensation under
Section 162(m) of the Internal Revenue Code. In addition, any incentive options granted to an owner of more than 10% of the Company's voting capital stock will have an exercise price of not less than 110% of the fair market value of the underlying stock on the date of the grant.

         Options to acquire an aggregate of 3,990,617 Shares have been granted to date under the Company's 2002 Stock Option Plan, and as of May 23, 2003, 928,059 of such options have terminated without being exercised and 3,062,558 of such options remain outstanding.

EMPLOYMENT AGREEMENTS

         On November 20, 2002, the Company entered into a Resignation and Release with Steven S. Fishman, the Company's former Chairman and Chief Executive Officer, providing for Mr. Fishman's resignation from his employment with the Company and his membership on the Board of Directors of the Company. Pursuant to the agreement, Mr. Fishman received a payment of $300,000 and will continue to receive his base salary of $50,000 per month through December 2003, and Mr. Fishman waived any rights under his employment agreement with the Company dated September 25, 2001. The agreement also provides that any unexercised stock options held by Mr. Fishman, to the extent vested on April 30, 2003, are exercisable only through July 29, 2003, and the remaining portion of his options which would otherwise have vested on May 20, 2003 will not vest.

         The Company has entered into employment agreements with each of Adam F. Szopinski, Alan J. Minker, John Heidt, Kim Horner and Keith A. Oreson. Each agreement has a two-year term ending November 30, 2004. Under the agreements, the officers receive a base salary and other benefits as generally provided to other executive employees of the Company and are eligible to receive an annual bonus and annual stock option grant to be determined by the Company. Upon termination by the Company without cause, each officer is entitled under such agreements to continue to receive his or her base salary during a severance period of the longer of the remaining portion of the employment period (i.e., through November 30, 2004) or one year. In the agreements, each officer has agreed not to compete with the Company during his or her employment with the Company and any severance period.

         The Company entered into an employment agreement with Bruce Dale as of April 1, 2003, which agreement has a three year term. Under the agreement, Mr. Dale receives a base salary of $450,000 for the first year of the agreement, $475,000 for the second year of the agreement and $500,000 for the third year of the agreement. Mr. Dale is also eligible to receive an annual bonus equal to 50% of his base salary in the event that the Company's consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") equals or exceeds a target level, plus 5% of the amount by which the Company's EBITDA exceeds such target. The agreement also provides for Mr. Dale to receive other benefits generally provided to other executive employees of the Company. Upon termination by the Company without cause, Mr. Dale is entitled to continue to receive his base salary during a severance period of the longer of the remaining portion of the employment period (i.e., through March 31, 2006) or one year, and Mr. Dale has agreed not to compete with the Company during the period of his employment with the Company and any severance period. In connection with the agreement, Mr. Dale was granted a stock option to purchase 1,000,000 Shares at a price of $0.80 per Share, which option vests in three equal annual installments beginning on April 1, 2004.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

         The Compensation Committee (the "Committee"), which is comprised of three non-employee directors, is responsible for establishing the Company's executive compensation policies, reviewing the compensation of officers and key employees, recommending and approving changes in compensation and reviewing and recommending changes in the Company's employee benefit programs.

         In connection with its responsibility to guide the Company's policies, plans and programs, the Committee approves the annual compensation of the Company's executive officers and other key employees, which consists primarily of base salaries, bonuses and stock options.

ELEMENTS OF EXECUTIVE OFFICER COMPENSATION

BASE SALARIES

         The Company maintains salary ranges for its executive officers based on the practices of other companies with revenues and operating characteristics similar to those of the Company, geographic criteria and responsibility level. Using the ranges as a guideline, the Company establishes salaries at levels necessary to attract and retain talented executive officers and other key employees.

         The Committee's approval of salary increases for executive officers depends on the Company's performance in the prior fiscal year, achievement of non-financial objectives and overall personal performance.

BONUSES

         The executive officers of the Company other than the Company's Chief Executive Officer are eligible to receive bonus payments based on the achievement of profit levels that are determinable at the discretion of the Committee and personal performance. The Committee has the authority to waive performance or profitability criteria under the program when awarding salary increases or when granting bonuses. In the Company's employment agreement with Bruce Dale, the Company's Chief Executive Officer, the Committee provided that a significant portion of Mr. Dale's compensation could be earned in the form of bonus in the event that the Company's EBITDA exceeds target levels.

STOCK OPTIONS

         On an annual basis, the Committee reviews the performance of the senior staff members and makes recommendations to the Company's Board of Directors regarding the granting of stock options to the Company's executive officers.

         A significant component of the compensation of the Company's former Chief Executive Officer, Steven Fishman, was in the form of stock options granted by the Company in order to tie a portion of his compensation to the performance of the Company and the Shares. The Committee similarly approved a compensation structure for the Company's new Chief Executive Officer, Bruce Dale, which included stock options as a significant component.

                                      By the Compensation Committee

                                      David M. Samber, Chairman
                                      Aaron J. Fleishaker
                                      Joseph Nusim

                           RELATED PARTY TRANSACTIONS

CONSULTING AGREEMENT

         The Company entered into a consulting agreement, dated December 1, 2002, with Joseph Nusim, a director of the Company, pursuant to which Mr. Nusim provides consulting services to the Company with regard to the Company's business strategies. The agreement provides for the consulting fee of $20,000 per month to be paid to Mr. Nusim for an initial period which ended on April 14, 2003, and for the payment of a consulting fee of $8,000 per month, for a one year period thereafter. Pursuant to the agreement, Mr. Nusim also received an option to acquire 25,000 Shares at an exercise price of $1.65 per share. The option is exercisable from the date of grant through December 5, 2012.

KIMCO/THIRD AVENUE CREDIT FACILITY

         On May 20, 2002, pursuant to the plan of reorganization, the Company entered into a $30 million, three year credit facility arranged by Kimco Capital Corp. which provides the Company with a revolving loan of $10 million and a term loan of $20 million. The Company and Kimco Capital Corp. amended the facility on January 23, 2003, providing for an increase in the amount of revolving loans available under the facility to $20 million. Borrowings under the credit facility are secured by certain of the Company's owned and leased real properties and a second lien on the Company's inventory and bear interest at a rate of 10.25%. Kimco Capital Corp. is an affiliate of (i) Kimco Realty Services, Inc. which, as of May 30, 2003, is the beneficial owner of 59.4% of the Shares, (ii) Kimco Select Investments, of which David M. Samber, one of the Company's directors, is the Chief Executive Officer, and (iii) Kimco Realty Corporation, of which Aaron J. Fleishaker, one of the Company's directors, is an Executive Vice President. A portion of the credit facility has been participated by Kimco Capital Corp. to Third Avenue Trust and/or its designees, which, collectively with its affiliates, is the beneficial owner of 22.2% of the Shares as of May 30, 2003.

         In connection with the credit facility and pursuant to the plan of reorganization, the Company issued warrants to the participating lenders and their affiliates to acquire an aggregate of 5,869,565 Shares at an exercise price of $1.15 per share. In connection with the amendment of the credit facility on January 23, 2003, the Company issued warrants to the lenders and their affiliates to acquire an additional 5,000,000 Shares at an exercise price of $2.00 per share. The warrants may be exercised in whole or in part at any time until the later of May 20, 2005 or the repayment or termination of the credit facility. The lenders may, at their option, apply any amounts due by the Company under the credit facility to satisfy the exercise price for the warrants or may require the Company to apply any amounts received from the exercise of the warrants to repay any amounts due under the credit facility.

         In the event that the Company issues any Shares or securities convertible into Shares at below fair market value, the exercise price of the warrants will be adjusted in order to prevent dilution of the warrants by multiplying the exercise price by a fraction, the numerator of which is the sum of (a) the number of Shares outstanding prior to such issuance, multiplied by the fair market value per Share, plus (b) the consideration, if any, received by the Company for such issuance, and the denominator of which is the fair market value per Share multiplied by the number of Shares outstanding immediately after such issuance. In connection with such adjustment to the exercise price, the number of shares issuable upon exercise of the warrants will also be adjusted to equal the result of multiplying the number of shares issuable upon exercise of the warrant prior to such adjustment by the exercise price per share prior to such adjustment, divided by the exercise price per share after such adjustment.

INVESTOR RIGHTS AGREEMENT

         In connection with the issuance of warrants to Kimco Realty Services, Inc. and Third Avenue Trust in connection with the credit facility described above and the issuance of warrants to the former holders of equity interests in FNC Holdings, on May 20, 2002, the Company entered into an Investor Rights Agreement with such warrant holders. Pursuant to the Investor Rights Agreement, the warrant holders have certain rights to demand registration under the Securities Act of 1933, as amended (the "Securities Act"), of Shares held by them, as well as certain rights to have their Shares registered in connection with a Securities Act registration statement otherwise filed by the Company, either for its own account or for the account of a stockholder. The warrant holders' rights to demand registration of their shares are limited to a total of five demand requests (plus an additional five demand requests for registration on a Form S-3 registration statement), which requests cannot be made within 150 days following the effective date for the registration statement relating to a previous demand request, and demand requests may only be made with regard to shares representing a minimum of three percent of the shares of the Company's common stock, determined on a fully diluted basis. The Company also may delay acting upon a demand request if the Board of Directors believes that the filing of a registration statement would be seriously detrimental to the Company or would otherwise materially adversely affect a material transaction.

         The agreement also provides the warrant holders with preemptive rights to purchase their pro rata portion (based on their ownership of the Shares, determined on a fully diluted basis) of Shares or securities convertible into Shares issued by the Company, other than (1) shares issued upon exercise of convertible securities which were either outstanding as of the date of the agreement or issued in accordance with the provisions of the agreement, (2) shares issued in a stock split or stock dividend or issued or sold to all holders of Shares on pro rata basis, (3) shares issued or sold pursuant to acquisitions or corporate partnership transactions, (4) shares issued as compensation to the Company's officers, employees, directors or consultants or
(5) shares issued under the Company's plan of reorganization.

         The Investor Rights Agreement terminates upon the sale of the Company's assets or the acquisition of a majority of the voting securities of the Company by a person or persons acting as a group.

KIMCO PURCHASE OF CREDITOR CLAIMS

         In connection with the plan of reorganization, Kimco Capital Corp. offered to purchase claims of the general unsecured creditors of the Company, at a price of $0.10 per $1.00 of allowed claim, up to a total purchase price of $5 million, which had the effect of providing such creditors with an option to receive a lump sum cash payment in consideration of their claims against the Company. As a result, parties with claims against the Company elected to receive an aggregate of approximately $2.3 million in lump such cash payments; however, a number of these claims remain in the process of being resolved. As of May 30, 2003, Kimco Realty Services, Inc. has been issued an aggregate of 1,813,862 Shares in return for funding of approximately $2.2 million in lump sum cash payments to the Company's creditors.

LEASE ARRANGEMENTS

         Kimco Realty Corporation and its affiliates are the lessors of six of the Company's retail stores and a common area relating to another of the Company's retail stores. At January 26, 2003, leases between the Company and Kimco Realty Corporation and its affiliates provided for aggregate monthly rental payments by the Company of approximately $63,000. The Company believes that the terms of these leases are no less favorable to the Company than leases entered into in arms-length transactions with unaffiliated third parties.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         The Company's equity securities were not registered pursuant to Section 12 of the Securities Exchange Act of 1934 during the most recent fiscal year and, therefore, the directors, executive officers and beneficial owners of more than 10% of the Shares were not subject to Section 16 of the Securities Exchange Act with respect to the Company during such period.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Grant Thornton LLP has been appointed as independent auditors for the Company by the Company's Board of Directors to examine and report on financial statements for the Company's fiscal year ended January 25, 2004. Grant Thornton LLP audited and reported on the Company's financial statements for fiscal year 2002. During fiscal year 2002, Grant Thornton LLP provided various audit and tax related services to the Company. Set forth below are the aggregate fees billed for these services:

         (a) Audit Fees -- Aggregate fees of $147,610 were billed for professional services rendered for the audit of the Company's fiscal year 2002 financial statements included in its annual report on Form 10-K and the review of the financial statements included in the Company's quarterly reports on Form 10-Q.

         (b) All other fees -- Aggregate fees of $47,470 were billed for other services including tax-related services.

         Grant Thornton LLP did not render any services on financial information systems design or implementation during fiscal year 2002. The Audit Committee discussed the non-audit services with Grant Thornton LLP and determined that their provision of such services is compatible with maintaining Grant Thornton LLP's independence.

         Representatives of that firm are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         After a competitive process and review of qualifications, on June 18, 2002, the Board of Directors of the Company approved the engagement of Grant Thornton LLP as the Company's independent auditors for fiscal year 2002, to replace Ernst and Young LLP, whose engagement as the Company's auditors ended on that date.

         Ernst and Young's audit reports on the Company's financial statements as of and for the two most recent fiscal years ended January 27, 2002, and January 26, 2003, and through the date hereof, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two most recent fiscal years ended January 27, 2002 and January 26, 2003, and through the date hereof, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young's satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its reports.

         None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years ended January 27, 2002 and January 26, 2003.

         The Company provided Ernst & Young with a copy of the foregoing disclosures. A letter from Ernst & Young, dated June 25, 2002, stating its agreement with such statements has been included as an exhibit to the copy of this proxy statement filed with the Securities and Exchange Commission.

         During the Company's two most recent fiscal years, the Company did not consult with Grant Thornton regarding any of the matters or events described in
Item 304(a)(2)(i) and (ii) of Regulation S-K.

                             STOCKHOLDERS' PROPOSALS

         Any proposal by a Stockholder of the Company intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than February 5, 2004 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Commission.

         The Company must receive notice of any proposal of Stockholders that are intended to be presented at the Company's 2004 Annual Meeting of Stockholders, but that are not intended to be considered for inclusion in the Company's proxy statement and proxy related to that meeting, no later than April 20, 2004 to be considered timely. Such proposals should be sent by certified mail, return receipt requested and addressed to Frank's Nursery & Crafts, Inc., 580 Kirts Boulevard, Suite 300, Troy, Michigan 48084, Attention: Secretary. If the Company does not have any notice of the matter by that date, the Company's form of proxy in connection with that meeting may confer discretionary authority to vote on the matter, and the persons named in the Company's form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

                           ANNUAL REPORT ON FORM 10-K

         UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 26, 2003 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If a person requesting the report was not a Stockholder of record on May 30, 2003, the request must contain a good faith representation that the person making the request was a beneficial owner of Shares at the close of business on such date. Requests should be addressed to Secretary, Frank's Nursery & Crafts, Inc., 580 Kirts Boulevard, Suite 300, Troy, Michigan 48084.

                   OTHER BUSINESS AND EXPENSE OF SOLICITATION

         Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Proxies are being solicited on behalf of the Board of Directors by use of the mail. The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Meeting is being borne by the Company.

         Your cooperation in giving this matter your immediate attention and in voting your proxies promptly will be appreciated.

                                   By Order of the Board of Directors


                                   Michael McBride
                                   Vice President and Secretary

Dated: June 9, 2003

                                   APPENDIX A

                         FRANK'S NURSERY & CRAFTS, INC.

                             AUDIT COMMITTEE CHARTER

                       ---------------------------------

1.       FUNCTION:

         The primary function of the Audit Committee (the "Committee") of Frank's Nursery & Crafts, Inc. (the "Corporation") is to assist the Board of Directors of the Corporation (the "Board") in fulfilling its responsibility to monitor the accounting, financial, and external reporting policies and practices of the Corporation, the independence and performance of the Corporation's external auditors, and the operational policies and practices of the Corporation that affect internal controls. This oversight function will be accomplished by:

     o Encouraging management to install and maintain a comprehensive system of internal controls to provide reasonable assurance that external financial reporting is reliable, the Corporation complies with applicable laws and regulations, and assets are safeguarded from unauthorized use or disposition.

     o Reviewing significant accounting, financial, external reporting and asset-safeguarding policies and practices.

     o Reviewing significant operational policies and practices that affect internal controls.

     o   Monitoring reported financial statements.

     o Communicating with the independent external auditors on matters relating to their conduct of an appropriate, objective examination of the consolidated financial statements and related annual reporting and quarterly reviews of interim reporting.

2.       MEMBERSHIP:

         The Committee will be composed of at least three directors, as determined and appointed by the Board. The Board will designate a Committee Chairman, who will preside at all meetings of the Committee.

         The members of the Committee must satisfy the applicable requirements of any exchange on which the Corporation's stock is traded.

3.       MEETINGS:

         The Committee will meet as frequently as circumstances dictate. The Committee will meet periodically with the independent external auditors, members of financial management staff and other members of management, as it deems necessary.

4.       RESPONSIBILITIES:

         The Committee will undertake the follow tasks in connection with carrying out its responsibilities:

         A.       Accounting and Reporting

                  o Review significant accounting, financial, external reporting, and asset-safeguarding policies and practices, including any proposed significant changes to such policies and practices.

                  o Review annual publicly reported audited financial statements and major underlying issues.

                  o Review, or the Committee Chairman shall review, interim unaudited financial statements prior to their filing on Form 10-Q and major underlying issues and the results of the independent external auditors' review of such financial statements.

                  o Review and approve the "Report of the Audit Committee" in the Corporation's annual Proxy Statement.

                  o Review with the Corporation's legal counsel any legal matter that could have a material impact on the Corporation's financial statements.

         B.       Independent External Audit

                  o Review management's annual recommendation for appointment of the independent external auditors and make recommendation to the Board, which firm shall ultimately be accountable to the Committee and the Board.

                  o   Review proposed audit scope for adequacy of coverage.

                  o Review results of the audit of the consolidated financial statements and solicit concerns from the independent external auditors.

                  o Review the independent external auditors' letter reporting the status of internal controls and other matters the independent external auditors consider appropriate. Obtain management's response and corrective action plan.

                  o Review periodic reports from management and the independent external auditors regarding the auditors' independence (including the auditors' required communications under generally accepted accounting principles and the auditors' fees billed for audit services, information technology consulting services relating to financial information systems design and implementation, and other non-audit services, respectively, for each fiscal year), discuss such reports with the auditors, and if so determined by the Committee, recommend that the Board take appropriate action regarding the independence of the auditors.

                  o Meet privately with the independent external auditors at each Committee meeting and discuss their judgments regarding the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         C.       Other

                  o Conduct any investigation that the Committee deems appropriate, with full access to all of the Corporation's records, facilities, personnel and outside advisors, and retain outside counsel, auditors and other consultants to advise the Committee for that purpose.

                  o Review any potential conflicts of interest referred to the Committee by the Chairman, the President or the Chief Executive Officer.

                  o Report to the full Board on all matters charged to the responsibility of the Committee.

                  o Meet privately with the Chairman, the President and the Chief Executive Officer and other officers of the Corporation as needed.

                  o Review annually the adequacy of this Charter and submit any revisions to the Board for approval.


         NOTE: While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine whether the Corporation's financial statements are complete, accurate or are in accordance with generally accepted accounting principles. Those activities are the responsibility of management and the independent auditors. Nor is it the duty of the Committee, notwithstanding any responsibility set forth in this Charter, to conduct investigations or to ensure compliance with laws and regulations.

                         FRANK'S NURSERY & CRAFTS, INC.
                           580 KIRTS BLVD., SUITE 300
                              TROY, MICHIGAN 48084
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                ON JULY 28, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints DAVID M. SAMBER or BRUCE DALE or either of them, each with full power of substitution, proxies of the undersigned to vote all Common Stock of Frank's Nursery & Crafts, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on the 28th day of July, 2003 at 9:00 a.m., at the Embassy Suites Hotel, 850 Tower Drive, Troy, Michigan 48098 and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows:


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF
                         FRANK'S NURSERY & CRAFTS, INC.
                                  July 28, 2003

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


                Please detach and mail in the envelope provided.

--------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK IN AS SHOWN HERE |X|

1. Election of Directors:
                                         NOMINEES:
[ ] FOR ALL NOMINEES                     - Bruce Dale
                                         - Aaron J. Fleishaker
[ ] WITHHOLD AUTHORITY                   - Gerald Hellerman
    FOR ALL NOMINEES                     - Joseph Nusim
                                         - David M. Samber
[ ] FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: o

2. In accordance with their judgement with respect to any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES.

To change the address on your account, please check the box at rights and indicate your new address in the address space above. [ ]
Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder                      Date:            Signature of Stockholder              Date:
                         -------------------        ----------                          -----------        ----------------

NOTE: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.